Exhibit 10.6

FORM OF STOCKHOLDER’S AND REGISTRATION RIGHTS AGREEMENT

This STOCKHOLDER’S AND REGISTRATION RIGHTS AGREEMENT, dated as of [•], 2020 (this “Agreement”), is by and between Vontier Corporation, a Delaware corporation (“Vontier”), and Fortive Corporation, a Delaware corporation (“Fortive”).

WHEREAS, Fortive currently owns all of the issued and outstanding shares of common stock, par value $0.0001 per share, of Vontier (“Vontier Common Stock”);

WHEREAS, pursuant to the Separation and Distribution Agreement, dated as of [•], 2020, by and between Fortive and Vontier, Fortive will distribute 80.1% of the issued and outstanding shares of Vontier Common Stock to holders of shares of Fortive common stock, on a pro rata basis (the “Distribution”);

WHEREAS, Fortive intends for the Distribution to take place pursuant to a registration statement on Form 10 (the “Distribution Registration Statement”);

WHEREAS, following the Distribution, Fortive may effect distributions of any shares of Vontier Common Stock that are not distributed in the Distribution (such shares not distributed in the Distribution, the “Retained Shares”) to Fortive stockholders as dividends or in exchange for outstanding shares of Fortive common stock or through one or more subsequent exchanges of Vontier Common Stock for Fortive debt held by Fortive creditors, including pursuant to one or more transactions Registered under the Securities Act (as such terms are defined below);

WHEREAS, Vontier desires to grant to Fortive the Registration Rights (as defined below) for the Registrable Securities (as defined below), subject to the terms and conditions of this Agreement; and

WHEREAS, Fortive desires to grant to Vontier a proxy to vote the Retained Shares in proportion to the votes cast by Vontier’s other stockholders, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Action” means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

“Affiliate” means, when used with respect to a specified Person, another Person that controls, is controlled by, or is under common control with the Person specified; provided, however, that, for purposes of this Agreement, Vontier and its Subsidiaries shall not be considered to be “Affiliates” of Fortive and its Subsidiaries (other than Vontier and its Subsidiaries), and Fortive and its Subsidiaries (other than Vontier and its Subsidiaries) shall not be considered to be “Affiliates” of Vontier or its Subsidiaries. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other interests, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Ancillary Filings” has the meaning set forth in Section 2.4(a)(i).

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions doing business in New York, New York are authorized or obligated by law or required by executive order to be closed.

“Convertible or Exchange Registration” has the meaning set forth in Section 2.7.

“Debt” means any indebtedness of any member of the Fortive Group, including debt securities, notes, credit facilities, credit agreements and other debt instruments, including, in each case, any amounts due thereunder.

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Distribution” has the meaning set forth in the recitals to this Agreement.

“Distribution Registration Statement” has the meaning set forth in the recitals to this Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Exchange Offer” means an exchange offer of Registrable Securities for outstanding securities of a Holder.

“Exchanges” means one or more Public Exchanges or Private Exchanges.

“Fortive” has the meaning set forth in the preamble to this Agreement and shall include its successors, by merger, acquisition, reorganization or otherwise.

“Fortive Group” means Fortive and each Person that is a direct or indirect Subsidiary of Fortive as of immediately following the Distribution, and each Person that becomes a Subsidiary of Fortive after the Distribution (in each case other than any member of the Vontier Group).

“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.

“Holder” means Fortive or any of its Subsidiaries, so long as such Person holds any Registrable Securities, and any Person owning Registrable Securities who is a Permitted Transferee of rights under Section 4.3.

“Initiating Holder” has the meaning set forth in Section 2.1(a).

“Loss” or “Losses” has the meaning set forth in Section 2.9(a).

“Participating Banks” means such investment banks or other Persons that are not part of the Fortive Group that engage, directly or indirectly, in any Exchange with one or more members of the Fortive Group.

“Permitted Transferee” means any Transferee and any Subsequent Transferee.

“Person” means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Piggyback Registration” has the meaning set forth in Section 2.2(a).

“Private Exchange” means a private exchange pursuant to which one or more members of the Fortive Group shall Sell some or all of their Registrable Securities to one or more Participating Banks in exchange, directly or indirectly, for any equity interest of Fortive or the satisfaction of Debt, in a transaction or series of transactions not required to be registered under the Securities Act.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Public Exchange” means a public exchange pursuant to which one or more members of the Fortive Group shall Sell some or all of their Registrable Securities to one or more Participating Banks in exchange, directly or indirectly, for any equity interest of Fortive or the satisfaction of Debt, in a transaction or series of transactions registered under the Securities Act.

“Registrable Securities” means any Retained Shares and any securities issued or issuable directly or indirectly with respect to, in exchange for, upon the conversion of or in replacement of the Retained Shares, whether by way of a dividend or distribution or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, exchange or other reorganization. The term “Registrable Securities” excludes any security (i) the offering and Sale of which has been effectively Registered under the Securities Act and which has been Sold in accordance with a Registration Statement, (ii) that has been Sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) that may be Sold pursuant to Rule 144 (or any successor provision) under the Securities Act without being subject to the volume limitations in subsection (e) of such rule or (iv) that has been sold by a Holder in a transaction in which such Holder’s rights under this Agreement are not, or cannot be, assigned.

“Registration” means a registration with the SEC of the offer and Sale to the public of any Vontier Common Stock under a Registration Statement. The terms “Register,” “Registered” and “Registering” shall have a correlative meaning.

“Registration Expenses” means all expenses incident to Vontier’s performance of or compliance with this Agreement, including all (i) registration, qualification and filing fees; (ii) expenses incurred in connection with the preparation, printing and filing under the Securities Act of the Registration Statement, any Prospectus and any issuer free writing prospectus and the distribution thereof; (iii) the fees and expenses of Vontier’s counsel and independent accountants (including the expenses of any comfort letters or costs associated with the delivery by Vontier Group members’ independent certified public accountants of comfort letters customarily requested by underwriters); (iv) the reasonable fees and expenses of not more than one firm of attorneys acting as legal counsel for all of the Holders in the relevant Registration and Sale; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel); (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of an offering by, Financial Industry Regulatory Authority, Inc.; (viii) expenses incurred in connection with any “road show” presentation to potential investors; (ix) printing expenses, messenger, telephone and delivery expenses; (x) internal expenses of Vontier (including all salaries and expenses of employees of Vontier performing legal or accounting duties); and (xi) fees and expenses of listing any Registrable Securities on any securities exchange on which shares of Vontier Common Stock are then listed; but excluding any internal expenses of the Holder, any underwriting discounts or commissions attributable to the Sale of any Registrable Securities and any stock transfer taxes.

“Registration Period” has the meaning set forth in Section 2.1(c).

“Registration Rights” means the rights of the Holders to cause Vontier to Register Registrable Securities pursuant to this Agreement.

“Registration Statement” means any registration statement of Vontier filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Retained Shares” has the meaning set forth in the recitals to this Agreement.

“Sale” means the direct or indirect transfer, sale, assignment or other disposition of a security. The terms “Sell” and “Sold” have correlative meanings.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shares” means all shares of Vontier Common Stock that are beneficially owned by Fortive or any Permitted Transferee from time to time, whether or not held immediately following the Distribution.

“Shelf Registration” means a Registration Statement of Vontier for an offering to be made on a delayed or continuous basis of Vontier Common Stock pursuant to Rule 415 under the Securities Act (or similar provisions then in effect).

“Subsequent Transferee” has the meaning set forth in Section 4.3(b).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities of such Person, (B) the total combined equity interests or (C) the capital or profit interests, in the case of a partnership, or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Takedown Notice” has the meaning set forth in Section 2.1(f).

“Transferee” has the meaning set forth in Section 4.3(b).

“Underwritten Offering” means a Registration in which securities of Vontier are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Vontier” has the meaning set forth in the preamble to this Agreement and shall include its successors, by merger, acquisition, reorganization or otherwise.

“Vontier Common Stock” has the meaning set forth in the recitals to this Agreement.

“Vontier Group” means Vontier and each Person that is a direct or indirect Subsidiary of Vontier as of immediately following the Distribution, and each Person that becomes a Subsidiary of Vontier after the Distribution (in each case other than any member of the Fortive Group).

“Vontier Notice” has the meaning set forth in Section 2.1(a).

“Vontier Public Sale” has the meaning set forth in Section 2.2(a).

“Vontier Takedown Notice” has the meaning set forth in Section 2.1(f).

1.2 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits hereto), and references herein to Articles, Sections and Exhibits refer to Articles, Sections and Exhibits of this Agreement. The word “or” shall have the inclusive meaning represented by the phrase “and/or.” Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be performed or given timely if performed or given on the next succeeding Business Day. References to a Person are also to its permitted successors and assigns. The titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

REGISTRATION RIGHTS

2.1 Registration.

(a) Request. Any Holder(s) of Registrable Securities (collectively, the “Initiating Holder”) shall have the right (including, for the avoidance of doubt, in connection with its rights pursuant to Section 2.7) to request that Vontier file a Registration Statement with the SEC on the appropriate registration form for all or part of the Registrable Securities held by such Initiating Holder by delivering a written request to Vontier specifying the number of shares of Registrable Securities such Initiating Holder wishes to Register (a “Demand Registration”). Vontier shall (i) within five (5) days of the receipt of such request, give written notice of such Demand Registration to all Holders of Registrable Securities (the “Vontier Notice”), (ii) use its reasonable best efforts to prepare and file a Registration Statement as expeditiously as possible in respect of such Demand Registration and in any event within thirty (30) days of receipt of the request, and (iii) use its reasonable best efforts to cause such Registration Statement to become effective as expeditiously as possible. Vontier shall include in such Registration all Registrable Securities that the Holders request to be included within the ten (10) days following their receipt of the Vontier Notice.

(b) Limitations of Demand Registrations. There shall be no limitation on the number of Demand Registrations pursuant to Section 2.1(a); provided, however, that the Holder(s) may not require Vontier to effect a Demand Registration within sixty (60) days after the effective date of a previous registration by Vontier, other than a Shelf Registration, effected pursuant to this Section 2.1 (it being understood that the Distribution Registration Statement shall not be treated as a Demand Registration). In the event that any Person shall have received rights to Demand Registrations pursuant to Section 2.7 or Section 4.3, and such Person shall have made a Demand Registration request, such request shall be treated as having been made by the Holder(s). The Registrable Securities requested to be Registered pursuant to Section 2.1(a) must represent (i) an aggregate offering price of Registrable Securities that is reasonably expected to equal at least $10,000,000 (or its equivalent if the Registrable Securities are to be offered in an Exchange Offer) or (ii) all of the remaining Registrable Securities owned by the requesting Holder and its Affiliates.

(c) Effective Registration. Vontier shall be deemed to have effected a Registration for purposes of Section 2.1(a) if the Registration Statement is declared effective by the SEC or becomes effective upon filing with the SEC, and remains effective until the earlier of (i) the date when all Registrable Securities thereunder have been sold and (ii) ninety (90) days from the effective date of the Registration Statement (the “Registration Period”). No Registration shall be deemed to have been effective if the conditions to closing specified in the underwriting agreement or dealer-manager agreement, if any, entered into in connection with such Registration are not satisfied by reason of any member of the Vontier Group. If, during the Registration Period, such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority or the need to update or supplement the Registration Statement, the Registration Period shall be extended on a day-for-day basis for any period the Holder is unable to complete an offering as a result of such stop order, injunction or other order or requirement of the SEC or other Governmental Authority.

(d) Underwritten Offering; Exchange Offer. If the Initiating Holder so indicates at the time of its request pursuant to Section 2.1(a), such offering of Registrable Securities shall be in the form of an Underwritten Offering or an Exchange Offer and Vontier shall include such information in the Vontier Notice. In the event that the Initiating Holder intends to Sell the Registrable Securities by means of an Underwritten Offering or Exchange Offer, the right of any Holder to include Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering or Exchange Offer and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering or Exchange Offer.

(e) Priority of Securities in an Underwritten Offering. If the managing underwriter or underwriters of a proposed Underwritten Offering, including an Underwritten Offering from a Shelf Registration, pursuant to this Section 2.1 informs the Holders with Registrable Securities in the proposed Underwritten Offering in writing that, in its or their opinion, the number of Registrable Securities requested to be included in such Underwritten Offering exceeds the number that can be sold in such Underwritten Offering without being likely to have an adverse effect on the price, timing or distribution of the Registrable Securities offered or the market for the Registrable Securities offered, then the number of Registrable Securities to be included in such Underwritten Offering shall be reduced to such number that can be sold without such adverse effect and the Registrable Securities to be included in such Underwritten Offering shall be: (i) first, Registrable Securities requested by Fortive to be included in such Underwritten Offering; (ii) second, Registrable Securities requested by all other Holders to be included in such Underwritten Offering on a pro rata basis calculated based on the number of shares requested to be registered; and (iii) third, all other Registrable Securities requested and otherwise eligible to be included in such Underwritten Offering (including Registrable Securities to be sold for the account of Vontier) on a pro rata basis calculated based on the number of shares requested to be registered. In the event the Initiating Holder notifies Vontier that such Registration Statement shall be abandoned or withdrawn, such Holder shall not be deemed to have requested a Demand Registration pursuant to Section 2.1(a), and Vontier shall not be deemed to have made a Demand Registration request pursuant to Section 2.1(a) and Section 2.1(c).

(f) Shelf Registration. At any time after the date hereof when Vontier is eligible to Register the applicable Registrable Securities on Form S-3 (or a successor form) and the Holder may request Demand Registrations, the requesting Holders may request Vontier to effect a Demand Registration as a Shelf Registration. There shall be no limitations on the number of Underwritten Offerings pursuant to a Shelf Registration. Any Holder of Registrable Securities included on a Shelf Registration shall have the right to request that Vontier cooperate in a shelf takedown at any time, including an Underwritten Offering, by delivering a written request thereof to Vontier specifying the number of shares of Registrable Securities such Holder wishes to include in the shelf takedown (“Takedown Notice”). Vontier shall (i) within five (5) days of the receipt of a Takedown Notice for an Underwritten Offering, give written notice of such Takedown Notice to all Holders of Registrable Securities included on such Shelf Registration (“Vontier Takedown Notice”), and (ii) take all actions reasonably requested by such Holder, including the filing of a Prospectus supplement and the other actions described in Section 2.4, in accordance with the intended method of distribution set forth in the Takedown Notice as expeditiously as possible. If the takedown is an Underwritten Offering, Vontier shall include in such Underwritten Offering all Registrable Securities that that the Holders request to be included within the two (2) days following their receipt of the Vontier Takedown Notice. If the takedown is an Underwritten Offering, the Registrable Securities requested to be included in a shelf takedown must represent (i) an aggregate offering price of Registrable Securities that is reasonably expected to equal at least $10,000,000 or (ii) all of the remaining Registrable Securities owned by the requesting Holder and its Affiliates. Notwithstanding anything else to the contrary in this Agreement, the requirement to deliver a Takedown Notice and the piggyback rights described in this Section 2.1(f) shall not apply to an Underwritten Offering that constitutes a block trade.

(g) SEC Form. Except as set forth in the next sentence, Vontier shall use its reasonable best efforts to cause Demand Registrations to be Registered on Form S-3 (or any successor form), and if Vontier is not then eligible under the Securities Act to use Form S-3, Demand Registrations shall be Registered on Form S-1 (or any successor form) or Form S-4 (in the case of an Exchange Offer). If a Demand Registration is a Convertible or Exchange Registration, Vontier shall effect such Registration on the appropriate Form under the Securities Act for such Registrations. Vontier shall use its reasonable best efforts to become eligible to use Form S-3 and, after becoming eligible to use Form S-3, shall use its reasonable best efforts to remain so eligible. All Demand Registrations shall comply with applicable requirements of the Securities Act and, together with each Prospectus included, filed or otherwise furnished by Vontier in connection therewith, shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2.2 Piggyback Registrations.

(a) Participation. If Vontier proposes to file a Registration Statement under the Securities Act with respect to any offering of Vontier Common Stock for its own account and/or for the account of any other Persons (other than a Registration (i) under Section 2.1 hereof, (ii) pursuant to a Registration Statement on Form S-8 or Form S-4 or similar form that relates to a transaction subject to Rule 145 under the Securities Act, (iii) pursuant to any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the Sale of Registrable Securities, (iv) in connection with any dividend reinvestment or similar plan, (v) for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction or (vi) in which the only Vontier Common Stock being Registered is Vontier Common Stock issuable upon conversion of debt securities that are also being Registered) (a “Vontier Public Sale”), then, as soon as practicable (but in no event less than fifteen (15) days prior to the proposed date of filing such Registration Statement), Vontier shall give written notice of such proposed filing to each Holder, and such notice shall offer such Holders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 2.2(a) and Section 2.2(c), Vontier shall include in such Registration Statement all such Registrable Securities that are requested to be included therein within fifteen (15) days after the receipt of any such notice; provided, however, that if, at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, Vontier shall determine for any reason not to Register or to delay Registration of such securities, Vontier may, at its election, give written notice of such determination to each such Holder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration, without prejudice, however, to the rights of any Holder to request that such Registration be effected as a Demand Registration under Section 2.1, and (ii) in the case of a determination to delay Registration, shall be permitted to delay Registering any Registrable Securities for the same period as the delay in Registering such other shares of Vontier Common Stock. No Registration effected under this Section 2.2 shall relieve Vontier of its obligation to effect any Demand Registration under Section 2.1. If the offering pursuant to a Registration Statement pursuant to this Section 2.2 is to be an Underwritten Offering, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.2(a) shall, and Vontier shall use reasonable best efforts to coordinate arrangements with the underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.2(a) shall, and Vontier shall use reasonable best efforts to coordinate arrangements so that each such Holder may, participate in such offering on such basis. Vontier’s filing of a Shelf Registration shall not be deemed to be a Vontier Public Sale; provided, however, that the proposal to file any Prospectus supplement filed pursuant to a Shelf Registration with respect to an offering of Vontier Common Stock for its own account and/or for the account of any other Persons will be a Vontier Public Sale unless such offering qualifies for an exemption from the Vontier Public Sale definition in this Section 2.2(a); provided, further that if Vontier files a Shelf Registration for its own account and/or for the account of any other Persons, Vontier agrees that it shall use its reasonable best efforts to include in such Registration Statement such disclosures as may be required by Rule 430B under the Securities Act in order to ensure that the Holders may be added to such Shelf Registration at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

(b) Right to Withdraw. Each Holder shall have the right to withdraw such Holder’s request for inclusion of its Registrable Securities in any Underwritten Offering pursuant to this Section 2.2 at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to Vontier of such Holder’s request to withdraw and, subject to the preceding clause, each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

(c) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of Registrable Securities included in a Piggyback Registration informs Vontier and the Holders in writing that, in its or their opinion, the number of securities of such class which such Holder and any other Persons intend to include in such Underwritten Offering exceeds the number which can be sold in such Underwritten Offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Underwritten Offering shall be reduced to such number that can be sold without such adverse effect and the securities to be included in the Underwritten Offering shall be (i) first, all securities of Vontier or any other Persons for whom Vontier is effecting the Underwritten Offering, as the case may be, proposes to Sell; (ii) second, Registrable Securities requested by Fortive to be included in such Underwritten Offering; (iii) third, Registrable Securities requested by all other Holders to be included in such Underwritten Offering on a pro rata basis calculated based on the number of shares requested to be registered; and (iv) fourth, all other securities requested and otherwise eligible to be included in such Underwritten Offering (including securities to be sold for the account of Vontier) on a pro rata basis calculated based on the number of shares requested to be registered.

2.3 Selection of Underwriter(s), Etc. In any Underwritten Offering pursuant to Section 2.1 or Section 2.2 that is not an Vontier Public Sale, Fortive, in the event Fortive is participating in such Underwritten Offering, or the Holders of a majority of the outstanding Registrable Securities being included in the Underwritten Offering or Exchange Offer, in the event Fortive is not participating in such Underwritten Offering or Exchange Offer, shall select the underwriter(s), dealer-manager(s), financial printer, solicitation and/or exchange agent (if any) and Holder’s counsel for such Underwritten Offering or Exchange Offer. In any Vontier Public Sale, Vontier shall select the underwriter(s), dealer-manager(s), financial printer, solicitation and/or exchange agent (if any) and Fortive, in the event Fortive is participating in such Underwritten Offering or Exchange Offer, or the Holders of a majority of the outstanding Registrable Securities being included in the Vontier Public Sale, in the event Fortive is not participating in such Underwritten Offering or Exchange Offer, shall select counsel to the Holder(s).

2.4 Registration Procedures.

(a) In connection with the Registration and/or Sale of Registrable Securities pursuant to this Agreement, through an Underwritten Offering or otherwise, Vontier shall use reasonable best efforts to effect or cause the Registration and the Sale of such Registrable Securities in accordance with the intended methods of Sale thereof and:

(i) prepare and file the required Registration Statement including all exhibits and financial statements and, in the case of an Exchange Offer, any document required under Rule 425 or Rule 165 with respect to such Exchange Offer (collectively, the “Ancillary Filings”) required under the Securities Act to be filed therewith, and before filing with the SEC a Registration Statement or Prospectus, or any amendments or supplements thereto, (A) furnish to the underwriters or dealer-managers, if any, and to the Holders, copies of all documents prepared to be filed, which documents shall be subject to the review and comment of such underwriters or dealer-managers and such Holders and their respective counsel, and provide such underwriters or dealers managers, if any, and such Holders and their respective counsel reasonable time to review and comment thereon and (B) not file with the SEC any Registration Statement or Prospectus or amendments or supplements thereto or any Ancillary Filing to which the Holders or the underwriters or dealer-managers, if any, shall reasonably object;

(ii) except in the case of a Shelf Registration or Convertible or Exchange Registration, prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the Sale of all of the Shares Registered thereon until the earlier of (A) such time as all of such Shares have been Sold in accordance with the intended methods of Sale set forth in such Registration Statement or (B) the expiration of nine (9) months after such Registration Statement becomes effective;

(iii) in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the Sale of all Shares subject thereto for a period ending thirty-six (36) months after the effective date of such Registration Statement;

(iv) in the case of a Convertible or Exchange Registration, prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the Sale of all of the Shares subject thereto until such time as the rules, regulations and requirements of the Securities Act and the terms of any applicable convertible securities no longer require such Shares to be Registered under the Securities Act;

(v) notify the participating Holders and the managing underwriter or underwriters or dealer-managers, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by Vontier (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, or any Ancillary Filing has been filed, (B) of any written comments by the SEC or any request by the SEC or any other Governmental Authority for amendments or supplements to such Registration Statement or such Prospectus or any Ancillary Filing or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or any Ancillary Filing or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of Vontier in any applicable underwriting agreement or dealer-manager agreements cease to be true and correct in all material respects, and (E) of the receipt by Vontier of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or Sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(vi) promptly notify each selling Holder and the managing underwriter or underwriters or dealer-managers, if any, when Vontier becomes aware of the occurrence of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) or any Ancillary Filing contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus or any Ancillary Filing in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holder and the managing underwriter or underwriters or dealer-managers, if any, an amendment or supplement to such Registration Statement or Prospectus or any Ancillary Filing which will correct such statement or omission or effect such compliance;

(vii) use its reasonable best efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;

(viii) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters or dealer-managers, if any, and the Holders may reasonably request in order to permit the intended method of distribution of the Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(ix) furnish to each selling Holder and each underwriter or dealer-manager, if any, without charge, as many conformed copies as such Holder or underwriter or dealer-manager may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(x) deliver to each selling Holder and each underwriter or dealer-manager, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Holder or underwriter or dealer-manager may reasonably request (it being understood that Vontier consents to the use of such Prospectus or any amendment or supplement thereto by each selling Holder and the underwriters or dealer-managers, if any, in connection with the offering and Sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such selling Holder or underwriter or dealer-manager may reasonably request in order to facilitate the Sale of the Registrable Securities by such Holder or underwriter or dealer-manager;

(xi) on or prior to the date on which the applicable Registration Statement is declared effective or becomes effective, use its reasonable best efforts to register or qualify, and cooperate with each selling Holder, the managing underwriter or underwriters or dealer-managers, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and Sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any selling Holder or managing underwriter or underwriters or dealer-managers, if any, or their respective counsel reasonably request, and in any foreign jurisdiction mutually agreeable to Vontier and the participating Holders, in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of Sales and dealings in such jurisdictions of the United States for so long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided that Vontier will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xii) in connection with any Sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with each participating Holder and the managing underwriter or underwriters or dealer-managers, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive Securities Act legends; and to register such Registrable Securities in such denominations and such names as such selling Holder or the underwriters or dealer-managers, if any, may request at least two (2) Business Days prior to such Sale of Registrable Securities; provided that Vontier may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;

(xiii) cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority and each securities exchange, if any, on which any of Vontier’s securities are then listed or quoted and on each inter-dealer quotation system on which any of Vontier’s securities are then quoted, and in the performance of any due diligence investigation by any underwriter or dealer-manager (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of each such exchange, and use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters or dealer-managers, if any, to consummate the Sale of such Registrable Securities;

(xiv) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company; provided that Vontier may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;

(xv) obtain for delivery to and addressed to each selling Holder and to the underwriter or underwriters or dealer-managers, if any, opinions from outside counsel and the general counsel for Vontier, in each case dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement or, in the event of an Exchange Offer, the date of the closing under the dealer-manager agreement or similar agreement or otherwise, and in each such case in customary form and content for the type of Underwritten Offering or Exchange Offer, as applicable;

(xvi) in the case of an Underwritten Offering or Exchange Offer, obtain for delivery to and addressed to Vontier and the underwriter or underwriters or dealer-managers and, to the extent requested, each participating Holder, a comfort letter from Vontier’s or other applicable independent certified public accountants in customary form and content for the type of Underwritten Offering or Exchange Offer, dated the date of execution of the underwriting agreement or dealer-manager agreement, or, if none, the date of commencement of the Exchange Offer, and brought down to the closing, whether under the underwriting agreement or dealer-manager agreement, if applicable, or otherwise;

(xvii) in the case of an Exchange Offer that does not involve a dealer-manager, provide to each participating Holder such customary written representations and warranties or other covenants or agreements as may be requested by any participating Holder comparable to those that would be included in an underwriting agreement or dealer-manager agreement;

(xviii) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable, but no later than ninety (90) days after the end of the twelve (12)-month period beginning with the first day of Vontier’s first quarter commencing after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder and covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement;

(xix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xx) cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of Vontier’s securities are then listed or quoted and on each inter-dealer quotation system on which any of Vontier’s securities are then quoted;

(xxi) provide (A) each Holder participating in the Registration, (B) the underwriters (which term, for purposes of this Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the Registrable Securities to be Registered, (C) the Sale or placement agent therefor, if any, (D) the dealer-manager therefor, (E) counsel for such underwriters or agent or dealer-manager, and (F) any attorney, accountant or other agent or representative retained by such Holder or any such underwriter or dealer-manager, as selected by such Holder, the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment or supplement thereto, and to require the insertion therein of material, furnished to Vontier in writing, which in the reasonable judgment of such Holder(s) and their counsel should be included; and for a reasonable period prior to the filing of such Registration Statement, upon receipt of such confidentiality agreements as Vontier may reasonably request, make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the parties referred to in (A) through (F) above, all pertinent financial and other records, pertinent corporate and other documents and properties of Vontier that are available to Vontier, and cause all of Vontier’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available at reasonable times and for reasonable periods to discuss the business of Vontier and to supply all information available to Vontier reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility, subject to the foregoing;

(xxii) to cause the executive officers of Vontier to participate in customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters or dealer-managers in any Underwritten Offering or Exchange Offer and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto; and

(xxiii) take all other customary steps reasonably necessary to effect the Registration, offering and Sale of the Registrable Securities.

(b) As a condition precedent to any Registration hereunder, Vontier may require each Holder as to which any Registration is being effected to furnish to Vontier such information regarding the distribution of such securities and such other information relating to such Holder, its ownership of Registrable Securities and other matters as Vontier may from time to time reasonably request in writing. Each such Holder agrees to furnish such information to Vontier and to cooperate with Vontier as reasonably necessary to enable Vontier to comply with the provisions of this Agreement.

(c) Fortive agrees, and any other Holder agrees by acquisition of such Registrable Securities, that, upon receipt of any written notice from Vontier of the occurrence of any event of the kind described in Section 2.4(a)(vi), such Holder will forthwith discontinue the Sale of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.4(a)(vi), or until such Holder is advised in writing by Vontier that the use of the Prospectus may be resumed, and if so directed by Vontier, such Holder will deliver to Vontier (at Vontier’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Vontier shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.4(a)(vi) or is advised in writing by Vontier that the use of the Prospectus may be resumed.

2.5 Holdback Agreements. To the extent requested in writing by the managing underwriter or underwriters of any Underwritten Offering, Vontier agrees not to, and shall exercise reasonable best efforts to obtain agreements (in the underwriters’ customary form) from its directors, executive officers and beneficial owners of five percent (5%) or more of Vontier Common Stock not to, directly or indirectly offer, Sell, pledge, contract to Sell (including any short Sale), grant any option to purchase or otherwise Sell any equity securities of Vontier or enter into any hedging transaction relating to any equity securities of Vontier during the ninety (90) days beginning on pricing date of such Underwritten Offering (except as part of such Underwritten Offering or any Distribution or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto) unless the managing underwriter or underwriters otherwise agree to a shorter period.

2.6 Underwritten Offerings; Exchange Offers. If requested by the managing underwriters for any Underwritten Offering or dealer-managers for any Exchange Offer, Vontier shall enter into an underwriting agreement or dealer-manager agreement with such underwriters or dealer-managers for such offering; provided, however, that no Holder shall be required to make any representations or warranties to Vontier or the underwriters or dealer-managers (other than representations and warranties regarding such Holder and such Holder’s intended method of distribution) or to undertake any indemnification obligations to Vontier or the underwriters or dealer-managers with respect thereto, except as otherwise provided in Section 2.9 hereof.

2.7 Convertible or Exchange Registration; Registration Rights with Participating Banks.

(a) If any Holder of Registrable Securities offers any options, rights, warrants or other securities issued by it or any other Person that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities underlying such options, rights, warrants or other securities shall be eligible for Registration pursuant to Section 2.1 and Section 2.2 hereof (a “Convertible or Exchange Registration”).

(b) If one or more members of the Fortive Group decides to engage, directly or indirectly, in an Exchange with one or more Participating Banks, Vontier shall, upon Fortive’s request, enter into a registration rights agreement with the Participating Banks in connection with such Exchange, as applicable, on terms and conditions consistent with this Agreement (other than the voting provisions contained in Article III hereof) and reasonably satisfactory to Vontier and the Fortive Group.

2.8 Registration Expenses Paid By Vontier. In the case of any Registration of Registrable Securities required pursuant to this Agreement (including any Registration that is delayed or withdrawn) or proposed Underwritten Offering pursuant to this Agreement, Vontier shall pay all Registration Expenses regardless of whether the Registration Statement becomes effective or the Underwritten Offering is completed.

2.9 Indemnification.

(a) Indemnification by Vontier. Vontier agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, such Holder’s Affiliates and their respective officers, directors, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons from and against any and all losses, claims, damages, liabilities (or actions in respect thereof, whether or not such indemnified party is a party thereto) and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the Sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any such statement made in any free writing prospectus (as defined in Rule 405 under the Securities Act) that Vontier has filed or is required to file pursuant to Rule 433(d) under the Securities Act, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that Vontier shall not be liable to any particular indemnified party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to Vontier by such indemnified party expressly for use in the preparation thereof. This indemnity shall be in addition to any liability Vontier may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.

(b) Indemnification by the Selling Holder. Each selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, Vontier, its directors, officers, employees, advisors, and agents and each Person who controls Vontier (within the meaning of the Securities Act and the Exchange Act) from and against any Losses arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the Sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any such statement made in any free writing prospectus that Vontier has filed or is required to file pursuant to Rule 433(d) under the Securities Act, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading to the extent, but, in each case (i) or (ii), only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling Holder to Vontier specifically for inclusion in such Registration Statement, Prospectus, preliminary Prospectus or free writing prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the Sale of the Registrable Securities giving rise to such indemnification obligation. This indemnity shall be in addition to any liability the selling Holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Vontier or any indemnified party.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent that it is materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld, conditioned or delayed. If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party, which consent may not be unreasonably withheld, conditioned or delayed. No indemnifying party shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnified party or parties, (y) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in Section 2.9(a) or Section 2.9(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 2.9(a) or Section 2.9(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.9(d) to the contrary, no indemnifying party (other than Vontier) shall be required pursuant to this Section 2.9(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the Sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate (before deducting expenses, if any) exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.9(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party hereunder shall be deemed to include, for purposes of this Section 2.9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. If indemnification is available under this Section 2.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.9(a) and Section 2.9(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

2.10 Reporting Requirements; Rule 144. Until the expiration or termination of this Agreement in accordance with its terms, Vontier shall be and remain in compliance with the periodic filing requirements imposed under the SEC’s rules and regulations, including the Exchange Act, and any other applicable laws or rules, and shall timely file such information, documents and reports as the SEC may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. If Vontier is not required to file such reports, it will, upon the request of any Holder, make publicly available such necessary information for so long as necessary to permit Sales pursuant to Rule 144 or Regulation S under the Securities Act, and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to Sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (b) any rule or regulation hereafter adopted by the SEC. From and after the date hereof through the first anniversary of the date upon which no Holder owns any Registrable Securities, Vontier shall forthwith upon request furnish any Holder (i) a written statement by Vontier as to whether it has complied with such requirements and, if not, the specifics thereof, (ii) a copy of the most recent annual or quarterly report of Vontier, and (iii) such other reports and documents filed by Vontier with the SEC as such Holder may reasonably request in availing itself of an exemption for the Sale of Registrable Securities without registration under the Securities Act.

2.11 Other Registration Rights. Vontier shall not grant to any Persons the right to request Vontier to Register any equity securities of Vontier, or any securities convertible or exchangeable into or exercisable for such securities, whether pursuant to “demand,” “piggyback,” or other rights, unless such rights are subject and subordinate to the rights of the Holders under this Agreement.

ARTICLE III

VOTING RESTRICTIONS

3.1 Voting of Vontier Common Stock.

(a) From the date of the Distribution until the date that the Fortive Group ceases to own any Retained Shares, Fortive shall, and shall cause each member of the Fortive Group to (in each case, to the extent that they own any Retained Shares), be present, in person or by proxy, at each and every Vontier stockholder meeting, and otherwise to cause all Retained Shares owned by them to be counted as present for purposes of establishing a quorum at any such meeting, and to vote or consent on any matter (including waivers of contractual or statutory rights), or cause to be voted or consented on any such matter, all such Retained Shares in proportion to the votes cast by the other holders of Vontier Common Stock on such matter.

(b) From the date of the Distribution until the date that the Fortive Group ceases to own any Retained Shares, Fortive hereby grants, and shall cause each member of the Fortive Group (in each case, to the extent that they own any Retained Shares) to grant, an irrevocable proxy, which shall be deemed coupled with an interest sufficient in law to support an irrevocable proxy to Vontier or its designees, to vote, with respect to any matter (including waivers of contractual or statutory rights), all Retained Shares owned by them, in proportion to the votes cast by the other holders of Vontier Common Stock on such matter; provided that (i) such proxy shall automatically be revoked as to a particular Retained Share upon any Sale of such Retained Share from a member of the Fortive Group to a Person other than a member of the Fortive Group and (ii) nothing in this Section 3.1(b) shall limit or prohibit any such Sale.

(c) Fortive acknowledges and agrees (on behalf of itself and each member of the Fortive Group) that Vontier will be irreparably damaged in the event any of the provisions of this Article III are not performed by Fortive in accordance with their terms or are otherwise breached. Accordingly, it is agreed that Vontier shall be entitled to an injunction to prevent breaches of this Article III and to specific enforcement of the provisions of this Article III in any action instituted in any court of the United States or any state having subject matter jurisdiction over such action.

ARTICLE IV

MISCELLANEOUS

4.1 Term. This Agreement shall terminate upon such time as there are no Registrable Securities, except for the provisions of Section 2.8 and Section 2.9 and all of this Article IV, which shall survive any such termination.

4.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in English, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email (followed by delivery of an original via overnight courier service) or by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.2):

To Fortive:

Fortive Corporation

6920 Seaway Blvd.

Everett, WA 98203

Attn: General Counsel

Facsimile: [                ]

E-mail: [                ]

To Vontier:

Vontier Corporation

5420 Wade Park Boulevard, Suite 206

Raleigh, NC 27607

Attn: General Counsel

Facsimile: [                ]

E-mail: [                ]

4.3 Successors, Assigns and Transferees.

(a) The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the parties and their respective successors and permitted assigns. Vontier may assign this Agreement at any time in connection with a Sale or acquisition of Vontier, whether by merger, consolidation, Sale of all or substantially all of Vontier’s assets, or similar transaction, without the consent of the Holders; provided that the successor or acquiring Person agrees in writing to assume all of Vontier’s rights and obligations under this Agreement. Fortive may assign this Agreement to any member of the Fortive Group or at any time in connection with a sale or acquisition of Fortive, whether by merger, consolidation, sale of all or substantially all of Fortive’s assets, or similar transaction, without the consent of Vontier.

(b) In connection with the Sale of Registrable Securities, Fortive may assign its Registration-related rights and obligations under this Agreement relating to such Registrable Securities to the following transferees in such Sale: (i) a member of the Fortive Group to which Registrable Securities are Sold, (ii) one or more Participating Banks to which Registrable Securities are Sold, (iii) any other transferee to which Registrable Securities are Sold, if Vontier provides prior written consent to the transfer of such Registration-related rights and obligations along with the Sale of Registrable Securities or (iv) any other transferee that acquires at least five percent (5%) of the number of Registrable Securities beneficially owned by Fortive immediately following the completion of the Distribution; provided, that in the case of clauses (i), (ii), (iii) or (iv), (x) Vontier is given written notice prior to or at the time of such Sale stating the name and address of the transferee and identifying the securities with respect to which the Registration-related rights and obligations are being Sold and (y) the transferee executes a counterpart in the form attached hereto as Exhibit A and delivers the same to Vontier (any such transferee in such Sale, a “Transferee”). In connection with the Sale of Registrable Securities, a Transferee or Subsequent Transferee (as defined below) may assign its Registration-related rights and obligations under this Agreement relating to such Registrable Securities to the following subsequent transferees: (A) an Affiliate of such Transferee to which Registrable Securities are Sold, (B) any subsequent transferee to which Registrable Securities are Sold, if Vontier provides prior written consent to the transfer of such Registration-related rights and obligations along with the Sale of Registrable Securities or (C) any other subsequent transferee that acquires at least five percent (5%) of the number of Registrable Securities beneficially owned by Fortive immediately following the completion of the Distribution; provided, that in the case of clauses (A), (B) or (C), (x) Vontier is given written notice prior to or at the time of such Sale stating the name and address of the subsequent transferee and identifying the securities with respect to which the Registration-related rights and obligations are being assigned and (y) the subsequent transferee executes a counterpart in the form attached hereto as Exhibit A and delivers the same to Vontier (any such subsequent transferee, a “Subsequent Transferee”).

4.4 GOVERNING LAW; NO JURY TRIAL.

(a) This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

(b) In the event of a controversy, dispute or Action arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to, this Agreement or the transactions contemplated hereby, including any Action based on contract, tort, statute or constitution (collectively, “Disputes”), the general counsels of the parties (or such other individuals designated by the respective general counsels) and/or the executive officers designated by the parties shall negotiate for a reasonable period of time to settle such Dispute; provided, that such reasonable period shall not, unless otherwise agreed by the parties in writing, exceed sixty (60) days (the “Negotiation Period”) from the time of receipt by a party of written notice of such Dispute (“Dispute Notice”) and settlement of such Dispute pursuant to this Section 4.4 shall be confidential, and no written or oral statements or offers made by the parties during such settlement negotiations shall be admissible for any purpose in any subsequent proceedings, including any arbitration proceeding pursuant to Section 4.4(c); provided further, that in the event of any arbitration in accordance with Section 4.4(c) hereof, the parties shall not assert the defenses of statute of limitations and laches arising during the period beginning after the date of receipt of the Dispute Notice, and any contractual time period or deadline under this Agreement to which such Dispute relates occurring after the Dispute Notice is received shall not be deemed to have passed until such Dispute has been resolved.

(c) If the Dispute has not been resolved for any reason after the Negotiation Period, such Dispute shall be submitted to final and binding arbitration administered in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect (the “Rules”), except as modified herein.

(i) The arbitration shall be conducted by a three-member arbitral tribunal (the “Arbitral Tribunal”). The claimant shall nominate one arbitrator in accordance with the Rules, and the respondent shall nominate one arbitrator in accordance with the Rules within twenty-one days (21) after the appointment of the first arbitrator. The third arbitrator, who shall serve as chair of the Arbitral Tribunal, shall be jointly nominated by the two party-nominated arbitrators within twenty-one (21) days of the confirmation of the appointment of the second arbitrator. If any arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the AAA in accordance with the listing, striking and ranking procedure in the Rules.

(ii) The arbitration shall be held, and the award shall be rendered, in New York, New York, in the English language.

(iii) For the avoidance of doubt, by submitting their dispute to arbitration under the Rules, the parties expressly agree that all issues of arbitrability, including all issues concerning the propriety and timeliness of the commencement of the arbitration (including any defense based on a statute of limitation, if applicable), the jurisdiction of the Arbitral Tribunal, and the procedural conditions for arbitration, shall be finally and solely determined by the Arbitral Tribunal.

(iv) Without derogating from Section 4.4(c)(v) below, the Arbitral Tribunal shall have the full authority to grant any pre-arbitral injunction, pre-arbitral attachment, interim or conservatory measure or other order in aid of arbitration proceedings (“Interim Relief”). The parties shall exclusively submit any application for Interim Relief to only: (A) the Arbitral Tribunal; or (B) prior to the constitution of the Arbitral Tribunal, an Emergency Arbitrator appointed in the manner provided for in the Rules. Any Interim Relief so issued shall, to the extent permitted by applicable law, be deemed a final arbitration award for purposes of enforceability, and, moreover, shall also be deemed a term and condition of this Agreement subject to specific performance in Section 4.5 below. The foregoing procedures shall constitute the exclusive means of seeking Interim Relief, provided, however, that (i) the Arbitral Tribunal shall have the power to continue, review, vacate or modify any Interim Relief granted by an Emergency Arbitrator; (ii) in the event an Emergency Arbitrator or the Arbitral Tribunal issues an order granting, denying or otherwise addressing Interim Relief (a “Decision on Interim Relief”), any party may apply to enforce or require specific performance of such Decision on Interim Relief in any court of competent jurisdiction; and (iii) either party shall retain the right to apply for freezing orders to prevent the improper dissipation of transfer of assets to a court of competent jurisdiction.

(v) The Arbitral Tribunal shall have the power to grant any remedy or relief that it deems just and equitable and that is in accordance with the terms of this Agreement, including specific performance and temporary or final injunctive relief, provided, however, that the Arbitral Tribunal shall have no authority or power to limit, expand, alter, amend, modify, revoke or suspend any condition or provision of this Agreement, nor any right or power to award punitive, exemplary or treble damages.

(vi) The Arbitral Tribunal shall have the power to allocate the costs and fees of the arbitration, including reasonable attorneys’ fees and costs as well as those costs and fees addressed in the Rules, between the parties in the manner it deems fit.

(vii) Arbitration under this Section 4.4 shall be the sole and exclusive remedy for any Dispute, and any award rendered thereby shall be final and binding upon the parties as from the date rendered. Judgment on the award rendered by the Arbitral Tribunal may be entered in any court having jurisdiction thereof, including any court having jurisdiction over the relevant Party or its Assets.

4.5 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the parties agree that the party or parties to this Agreement who are or are to be thereby aggrieved shall, subject and pursuant to the terms of this Section 4.5 (including for the avoidance of doubt, after compliance with all notice and negotiation provisions herein), have the right to specific performance and injunctive or other equitable relief of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any loss, that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived.

4.6 Headings. The article, section and paragraph headings contained in this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

4.7 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

4.8 Amendment; Waiver.

(a) This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by Vontier and the Holders of a majority of the Registrable Securities; provided that if Fortive or any of its Affiliates owns Registrable Securities, no amendment to or waiver of any provision in this Agreement will be effected without the written consent of Fortive if such amendment or waiver adversely affects the rights of Fortive or such Affiliates of Fortive.

(b) No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

4.9 Registrations, Exchanges, etc. Notwithstanding anything to the contrary that may be contained in this Agreement, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) any shares of Vontier Common Stock, now or hereafter authorized to be issued, (b) any and all securities of Vontier into which the shares of Vontier Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by Vontier and (c) any and all securities of any kind whatsoever of Vontier or any successor or permitted assign of Vontier (whether by merger, consolidation, Sale of assets or otherwise) which may be issued on or after the date hereof in respect of, in conversion of, in exchange for or in substitution of, the shares of Vontier Common Stock, and shall be appropriately adjusted for any stock dividends, or other distributions, stock splits or reverse stock splits, combinations, recapitalizations, mergers, consolidations, exchange offers or other reorganizations occurring after the date hereof.

4.10 Further Assurances. In addition to and without limiting the actions specifically provided for elsewhere in this Agreement and subject to the limitations expressly set forth in this Agreement each of the parties shall cooperate with each other and use (and shall cause its respective Subsidiaries and Affiliates to use) commercially reasonable efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary on its part under applicable law or contractual obligations to consummate and make effective the transactions contemplated by this Agreement.

4.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Execution of this Agreement or any other documents pursuant to this Agreement by facsimile or other electronic copy of a signature shall be deemed to be, and shall have the same effect as, executed by an original signature.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

FORTIVE CORPORATION

By:
Name:
Title:

VONTIER CORPORATION

By:
Name:
Title:

[Signature Page to Stockholder’s and Registration Rights Agreement]

EXHIBIT A

Form of Agreement to be Bound

THIS INSTRUMENT forms part of the Stockholder’s and Registration Rights Agreement (the “Agreement”), dated as of [•], 2020, by and among Vontier Corporation, a Delaware corporation (“Vontier”), and Fortive Corporation, a Delaware corporation (“Fortive”). The undersigned hereby acknowledges having received a copy of the Agreement and having read the Agreement in its entirety, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agrees that the terms and conditions of the Agreement binding upon and inuring to the benefit of Fortive shall be binding upon and inure to the benefit of the undersigned and its successors and permitted assigns as if it were an original party to the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this instrument on this day of                                         .

(Signature of Transferee)

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